                                                                    Exhibit 10.2

                                                                  EXECUTION COPY

                               NOVARTIS PHARMA AG

                                       AND

                          ALNYLAM PHARMACEUTICALS, INC.

                            INVESTOR RIGHTS AGREEMENT

                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
1.    DEFINITIONS........................................................     3
2.    OBLIGATIONS OF THE COMPANY.........................................     7
4.    FURNISH INFORMATION................................................     8
5.    EXPENSES OF DEMAND REGISTRATION....................................     9
6.    COMPANY REGISTRATION EXPENSES......................................     9
7.    UNDERWRITING REQUIREMENTS; COMPANY REGISTRATION....................     9
8.    DELAY OF REGISTRATION..............................................    10
9.    INDEMNIFICATION....................................................    10
10.   REGISTRATIONS ON FORM S-3..........................................    13
11.   UNDERWRITING REQUIREMENTS; REGISTRATIONS ON FORM S-3...............    14
12.   TRANSFER OF REGISTRATION RIGHTS....................................    15
13.   MERGERS, ETC.......................................................    15
14.   STAND-OFF AGREEMENT................................................    15
15.   FUTURE EVENTS......................................................    15
16.   TERMINATION........................................................    16
17.   SUBSCRIPTION RIGHTS................................................    16
18.   STANDSTILL.........................................................    20
19.   ANNUAL ADJUSTMENT..................................................    22
20.   SHARE REPURCHASES..................................................    23
21.   MERGERS, CONSOLIDATIONS OR REORGANIZATIONS.........................    24
22.   NOTICES............................................................    24
23.   MISCELLANEOUS......................................................    25

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          THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered into as of September 6, 2005 by and between Alnylam Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Novartis Pharma AG, a corporation organized under the laws of Switzerland (the "Investor").


          WHEREAS, the Company proposes to issue and sell to the Investor shares of its Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the Stock Purchase Agreement of even date herewith (the "Purchase Agreement"); and

          WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Investor and the Company have agreed upon registration rights and certain other rights and covenants as set forth herein.

          NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          (a) The term "Adjusted Outstanding Securities" has the meaning set forth in Section 19(a).

          (b) The term "Adjustment Price" has the meaning set forth in Section 19(c).

          (c) The term "Adjustment Securities" has the meaning set forth in
Section 19(a).

          (d) The term "Acquisition Proposal" has the meaning set forth in
Section 18(e).

          (e) The term "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          (f) The term "Annual Election" has the meaning set forth in Section 19(b).

          (g) The term "Annual Notice" has the meaning set forth in Section
19(a).

          (h) The term "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Cambridge, Massachusetts are authorized or required by law to close.

          (i) The term "Cash Offering" has the meaning set forth in Section
17(a).

          (j) The term "Common Stock" shall have the meaning set forth in the recitals to this Agreement.

          (k) The term "Company Sale" means a (i) merger or consolidation in which (A) the Company is a constituent party, or (B) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause
(A) or (B) any such merger or consolidation involving the Company or a subsidiary of the Company in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a subsidiary of the Company of all or substantially all the assets of the Company and the subsidiaries of the Company taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company); or
(iii) the sale or transfer, in a single transaction or series of related transactions, by the stockholders of the Company of more than 50% by voting power of the then-outstanding capital stock of the Company to any person or entity or group of affiliated persons or entities.

          (l) The term "Effectiveness Period" has the meaning set forth in
Section 3(a).

          (m) The term "Employee Shares" has the meaning set forth in Section 17(b).

          (n) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o) The term "First Closing Date" has the meaning set forth in Section 17(h).

          (p) The term "Holder" means the Investor for so long as it owns Registrable Shares and any Person(s) to whom the Investor transfers Registrable Shares in accordance with Section 12.

          (q) The term "Independent Appraiser" means a nationally recognized investment banking firm, valuation firm or firm of independent certified public accountants of recognized standing that is experienced in the business of appraising biotechnology companies, and that is not an Affiliate of the Company or the Investor.

          (r) The term "Investor's Adjusted Ownership Percentage" has the meaning set forth in Section 19(a).

          (s) The term "Investor's Ownership Percentage" has the meaning set forth in Section 17(a).

          (t) The term "M & A Transaction" has the meaning set forth in Section 17(b).

          (u) The term "Market Price" has the meaning set forth in Section
17(d).

          (v) The term "Net Increase in Shares" has the meaning set forth in
Section 19(a).

          (w) The term "New Securities" has the meaning set forth in Section 17(b).

          (x) The term "Non-Cash Offering" has the meaning set forth in Section 17(a).

          (y) The term "Notices" has the meaning set forth in Section 23.

          (z) The term "Notice of Acceptance" has the meaning set forth in
Section 17(e).

          (aa) The term "Offer" has the meaning set forth in Section 17(c).

          (bb) The term "Offer Period" has the meaning set forth in Section
17(c).

          (cc) The term "Offered Securities has the meaning set forth in Section 17(a).

          (dd) The term "Offering" has the meaning set forth in Section 17(a).

          (ee) The term "Person" means any individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited partnership, joint stock company, unincorporated organization or government or any agency or political subdivision.

          (ff) The term "Post-M & A Offered Securities" has the meaning set forth in Section 17(k).

          (gg) The term "Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

          (hh) The term "Reduction in Outstanding Shares" has the meaning set forth in Section 20(a).

          (ii) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

          (jj) The term "Registrable Shares" means (1) the Common Stock purchased by the Investor pursuant to the Purchase Agreement, (2) any Common Stock purchased or otherwise acquired by the Investor or its Affiliates (or its permitted transferees) after the date hereof, whether pursuant to Section 17 or 19 hereof or otherwise (or Common Stock issuable with respect to other securities so purchased or otherwise acquired), and (3) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Common Stock after the date hereof; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a registration statement or Rule 144 under the Securities Act, (ii) upon any sale

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in any manner to a person or entity which is not entitled, pursuant to Section
12, to the rights under this Agreement or (iii) at such time as the Holder thereof is eligible to sell all such Registrable Shares pursuant to Rule 144(k) under the Securities Act.

          (kk) The term "Repurchase Notice" has the meaning set forth in Section 20(a).

          (ll) The term "Repurchase Price" has the meaning set forth in Section 20(b).

          (mm) The term "Research Collaboration and License Agreement" means that certain Research Collaboration and License Agreement between the Company and Novartis Institutes for BioMedical Research, Inc. to be dated as of the date of the First Closing (as defined in the Purchase Agreement).

          (nn) The term "Rule 144" means Rule 144 promulgated under the Securities Act.

          (oo) The term "SEC" means the Securities and Exchange Commission.

          (pp) The term "Second Closing Date" has the meaning set forth in
Section 17(i).

          (qq) The term "Second Closing Notice" has the meaning set forth in
Section 17(i).

          (rr) The term "Second Market Price" has the meaning set forth in
Section 17(j).

          (ss) The term "Securities Act" means the Securities Act of 1933, as amended.

          (tt) The term "Standstill Period" has the meaning set forth in Section 18(a).

          (uu) The term "Subsequent Registration" has the meaning set forth in
Section 10(c).

          (vv) The term "Unpurchased Securities" has the meaning set forth in
Section 17(i).

          (ww) The term "Unpurchased Securities Price" has the meaning set forth in Section 17(j).

          2. COMPANY REGISTRATION. If at any time the Company proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities for its own account or for the accounts of shareholders other than Holders (other than a registration statement covering shares that were acquired in connection with an offering pursuant to Rule 144A under the Securities Act), solely for cash on a form that would also permit the registration of the Registrable Shares, the Company shall, each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder given within thirty (30) days after giving of any such notice by the Company, the Company shall, subject to the limitations set forth in Section 7, use its best efforts to cause to be registered under the Securities Act all of the Registrable Shares that each such Holder has requested be registered; provided, that the Company shall have the right to postpone or withdraw any registration statement relating to an offering in which the Holders are eligible to participate under this Section 2 without any liability or obligation to the Holders under this Section 2.

          3. OBLIGATIONS OF THE COMPANY. Whenever required under Section 2 or
Section 10 to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become and remain effective for twelve (12) months from the effective date or such lesser period until the distribution thereof has been completed (the "Effectiveness Period").

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the selling Holders such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Shares owned by them.

          (d) Use its best efforts to register and qualify the Registrable Shares covered by such registration statement under such other securities or Blue Sky laws of such states as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to amend its certificate of incorporation or bylaws in a manner that the Board of Directors of the Company determines is inadvisable or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction.

          (e) Provide a transfer agent for the Common Stock no later than the effective date of the first registration of any Registrable Shares.

          (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

          (g) Use its commercially reasonable efforts either (i) to cause all such Registrable Shares to be listed on a national securities exchange (if such securities are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange, or (ii) to secure designation of all such Registrable Shares as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Exchange Act Rules.

          (h) Enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the selling Holders of Registrable Shares shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.

          (i) Make available for inspection by any selling Holder of Registrable Shares, by any managing underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such selling Holder or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

          (j) Use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest reasonable time.

          (k) Notify each selling Holder of Registrable Shares of any request by the SEC for the amending of such registration statement.

          (l) (A) Include in such registration statement and prospectus any information or disclosure related to a Holder as a selling stockholder thereunder reasonably requested by such Holder as may be necessary in the opinion of counsel to such Holder to ensure compliance with applicable securities laws and (B) consider in good faith whether or not to include in such registration statement and prospectus any information or disclosure not related to a Holder as a selling stockholder thereunder reasonably requested by such Holder as may be necessary in the opinion of counsel to such Holder to ensure compliance with applicable securities laws.

If the Company has delivered a prospectus to the selling Holders of Registrable Shares and after having done so such prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Holders of Registrable Shares and, if requested, the selling Holders of Registrable Shares shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Holders of Registrable Shares with revised prospectuses and, following receipt of the revised prospectuses, the selling Holders of Registrable Shares shall be free to resume making offers of the Registrable Shares.

          4. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the registration of any Holder's Registrable Shares that such Holder shall take such actions and furnish to the Company such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities, as may then be customarily provided by selling stockholders as the Company shall reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, including, without limitation (i) in connection with an underwritten offering, enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature,
(ii) enter into such custody agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering and (iii) distribute the Registrable Shares only in accordance with and in the manner of the distribution contemplated by the applicable registration statement and prospectus. In addition, the Holders shall promptly notify the Company of any request by the SEC or any state securities commission or agency for additional information or for such registration statement or prospectus to be amended or supplemented.

          5. EXPENSES OF DEMAND REGISTRATION. All expenses incurred in connection with any registration pursuant to Section 10, including, without limitation, all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company. Notwithstanding the foregoing, expenses to be borne by the Company in connection with any registration pursuant to Section 10 shall exclude underwriters' discounts and commissions and the fees and disbursements of attorneys (other than the reasonable fees and disbursements of one special counsel for the selling Holders collectively), accountants and other agents of the Holders.

          6. COMPANY REGISTRATION EXPENSES. All expenses incurred in connection with any registration pursuant to Section 2, including, without limitation, any additional registration and qualification fees and any additional fees and disbursements of counsel to the Company that result from the inclusion of securities held by the selling Holders in such registration, shall be borne by the Company. Notwithstanding the foregoing, expenses to be borne by the Company in connection with any registration pursuant to Section 2 shall exclude underwriters' discounts and commissions and the fees and disbursements of attorneys (other than the reasonable fees and disbursements of one special counsel for the selling Holders collectively), accountants and other agents of the Holders.

          7. UNDERWRITING REQUIREMENTS; COMPANY REGISTRATION.

          (a) In connection with any offering under Section 2 involving an underwriting of shares being issued by the Company, the Company shall not be required to include any Holder's Registrable Shares in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (and enters into an underwriting agreement with the underwriters on customary terms), and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities that all Holders and other persons having contractual registration rights request to be included in an underwritten offering under Section 2 exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, no securities of any shareholder except (i) securities included in such underwritten offering pursuant to the exercise of contractual registration rights and (ii) Registrable Shares of Holders shall be included in such offering unless all Registrable Shares and all shares of other persons having contractual registration rights which the Holders and the holders of shares having contractual registration rights have requested to be included are included, and the Company shall only be required to include in the offering so many of the Registrable Shares of the Holders as the underwriters reasonably believe will not jeopardize the success of the offering (the Registrable Shares so included to be apportioned pro rata among the selling Holders and the holders of other shares seeking registration under other registration rights agreements with the Company according to the total amount of Registrable Shares owned by such selling Holders and the holders of other shares seeking registration under other registration rights agreements with the Company, or in such other proportions as shall mutually be agreed to by such selling Holders).

          (b) In connection with any underwritings of shares to be registered under Section 2, the Company shall have the right to designate the managing underwriter or underwriters.

          8. DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

          9. INDEMNIFICATION. In the event any Registrable Shares are included in a registration statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder owning Registrable Shares included in a registration statement pursuant to this Agreement, any underwriter (as defined in the Securities Act) for it, and each person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in such registration statement, including, without limitation, any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will promptly reimburse each such Holder, underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement does not include a release of the Company from all liability in respect of such claim and is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it
(i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration by or on behalf of any such Holder, underwriter or controlling person, (ii) is caused by the failure of a Holder to deliver, at or prior to written confirmation of the sale of such securities to such Person, a copy of the final prospectus relating to such Registrable Shares, as then amended or supplemented, in connection with a purchase, if the Company had previously furnished copies thereof to such Holder or (iii) is caused by such Holder's disposition of Registrable Shares during any period during which such Holder is obligated to discontinue any disposition of Registrable Shares under Section 15.

          (b) To the extent permitted by law, each Holder owning Registrable Shares included in a registration statement pursuant to this Agreement will indemnify and hold harmless the Company, each of its directors and officers, each underwriter (within the meaning of the Securities Act), if any, for the Company, and each person, if any, who controls the Company or any underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to and furnished to the Company by such Holder expressly for use in connection with such registration; and will promptly reimburse the Company or any such director, officer, controlling person or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement does not include a release of such Holder from all liability in respect of such claim and is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed) and, provided, further, that no Holder shall have any liability under this Section 9(b) in excess of the net proceeds actually received by such Holder in the relevant public offering.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 9.

          (d) If the indemnification provided for in this Section 9 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 9(a) or Section 9(b) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the selling Holders from the offering of securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the selling Holders in connection with the statements or omissions described in such Section 9(a) or Section 9(b) which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the selling Holders shall be deemed to be in the same proportion as the total price paid to the Company and the selling Holders, respectively, for the securities sold by them in the offering. The relative fault of the Company and the selling Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the selling Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 9, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification. The Company and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 9(d), no Holder shall be required to contribute an amount in excess of the net proceeds actually received by such Holder in the relevant public offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the Holders, the Company and the underwriters in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Shares included in the public offering.

          10. REGISTRATIONS ON FORM S-3.

          (a) If (i) the Company shall receive a written request (specifying that it is being made pursuant to this Section 10) from one or more Holders holding in the aggregate at least 30% of the Registrable Shares then outstanding that the Company file a registration statement (including a shelf registration statement pursuant to Rule 415 of the Securities Act) on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of Registrable Shares (whether by underwriting or otherwise) the reasonably anticipated aggregate price to the public of which would equal or exceed $5,000,000, and
(ii) the Company is a registrant entitled at such time to use Form S-3 (or any successor form to Form S-3 relating to secondary offerings) to register such shares, then the Company shall promptly notify all other Holders of such request and shall use its best efforts to cause all Registrable Shares that Holders, within thirty (30) days after the Company provides its notice, have requested be registered to be registered on Form S-3 (or any successor form to Form S-3 relating to secondary offerings), subject in the case of an underwritten offering to Section 11, which Form S-3 shall be, if requested by the Holders, a shelf registration statement pursuant to Rule 415 of the Securities Act.

          (b) Notwithstanding the foregoing, (i) the Company shall not be obligated to effect a registration pursuant to Section 10(a) during the period starting with the date ninety (90) days prior to the Company's estimated date of filing of, and ending on a date ninety (90) days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided, that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; provided, however, that the Company shall file a registration statement upon the request of one or more Holders pursuant to Section 10(a) after ninety (90) days have elapsed after the estimated date of filing of such registration statement pertaining to an underwritten public offering of securities for the account of the Company; and provided, further, that the Company shall only be permitted to delay pursuant to this Section 10(b)(i) the filing of a registration statement requested to be filed by one or more Holders pursuant to Section 10(a) once in any 12-month period; (ii) the Company shall not be obligated to effect more than one registration pursuant to Section 10(a) in any twelve month period, and (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred; provided that Company may exercise its right to delay filing a registration statement pursuant to this Section 10(b)(iii) or to suspend the use of a prospectus included in an effective registration statement pursuant to
Section 15(c) for an aggregate period not to exceed one hundred and five (105) days in any 12-month period.

          (c) If any registration statement on Form S-3 pursuant to this Section 10 or any Subsequent Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within forty-five
(45) days of such cessation of effectiveness amend such registration statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional registration statement (including a shelf registration statement pursuant to Rule 415 of the Securities Act) on Form S-3 (or any successor form to Form S-3 regardless of its designation), covering all of the Registrable Shares covered by such prior registration statement on Form S-3 (a "Subsequent Registration"). If a Subsequent Registration is filed, the Company shall use commercially reasonable efforts to cause the Subsequent Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Subsequent Registration continuously effective for the remainder of the Effectiveness Period plus the number of days during which the registration statement replaced by the Subsequent Registration ceased to be effective. Notwithstanding anything to the contrary contained herein, neither (i) the filing by the Company of a Subsequent Registration nor (ii) a registration pursuant to this Section 10 involving an underwritten public offering in which the Holders are permitted to include 50% or less of the Registrable Shares for which it (or they) made a registration request, shall be counted for purposes of limitations on the number of registration statements the Company is required to effect pursuant to this
Section 10.

          (d) The Holders' rights to registration under this Section 10 are in addition to, and not in lieu of, their rights to registration under Section 2 of this Agreement.

          11. UNDERWRITING REQUIREMENTS; REGISTRATIONS ON FORM S-3.

          (a) If the Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 10(a), and the Company shall include such information in its written notice referred to in Section 10(a). In such event, (i) the right of any other Holder to include its Registrable Shares in such registration pursuant to Section 2 or 10(a), as the case may be, shall be conditioned upon such other Holder's participation in such underwriting on the terms set forth herein, and (ii) all Holders including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering. In connection with any offering under Section 10(a) involving an underwritten registration, if the managing underwriter determines that the total amount of Registrable Shares requested by the Holders to be included in such offering exceeds the amount of securities of such Holders that the managing underwriter determines in its reasonable judgment is compatible with the success of the offering, then the Company shall be required to include in the offering that number of such Registrable Shares owned by such Holders which the managing underwriter determines in its reasonable judgment will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holders); provided, however, that the number of Registrable Shares to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (b) In connection with any underwritings of shares to be registered under Section 10(a), a majority in interest of the Holders participating in such registration shall have the right to designate the managing underwriter or underwriters (such managing underwriter or underwriters to be reasonably acceptable to the Company).

          12. TRANSFER OF REGISTRATION RIGHTS.The registration rights and obligations of the Investor under this Agreement with respect to any Registrable Shares may be transferred to either (i) any Affiliate(s) of the Investor or (ii) any other Person(s) to which at least 1.0 million (subject to appropriate adjustment in the event of any stock split, stock dividend or other similar event) Registrable Shares are transferred by such Investor, provided, however, that (a) the Company shall be given written notice by the Investor at the time of any permitted transfer stating the name and address of the transferee and identifying the securities with respect to which the rights and obligations under this Agreement are being assigned and (b) the transferee shall execute an agreement to be bound by the terms of this Agreement.

          13. MERGERS, ETC. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement to register Registrable Shares (but not any other obligations hereunder), and for that purpose references hereunder to "Registrable Shares" shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if the holders of Registrable Shares are entitled to receive in exchange therefor (i) cash or (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act.

          14. STAND-OFF AGREEMENT. Each Holder, if requested by the Company and the managing underwriter of an offering by the Company of Common Stock pursuant to a registration statement under the Securities Act, shall not sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Holder for a specified period of time (not to exceed ninety (90) days) immediately following the effective date of such registration statement; provided, that the foregoing shall only apply if all executive officers and directors of the Company enter into similar agreements. Any Holder receiving any written notice from the Company regarding the Company's plans to file a registration statement shall treat such notice confidentially and shall not disclose such information to any person.

          15. FUTURE EVENTS. The Company will notify each Holder participating in a registration of the occurrence of any of the following events of which the Company is actually aware, and when so notified, each Holder will immediately discontinue any disposition of Registrable Shares until notified by the Company that such event is no longer applicable:

          (a) the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose (in which case the Company will use its commercially reasonable efforts to obtain the withdrawal of any such order or the cessation of any such proceedings);

          (b) the existence of any fact which makes untrue any material statement made in the registration statement or prospectus or any document incorporated therein by reference or which requires the making of any changes in the registration statement or prospectus or any document incorporated therein by reference in order to make the statements therein not misleading (in which case the Company will use its commercially reasonable efforts to amend the applicable document to correct the deficiency); or

          (c) in the event that, in the judgment of the Company, it is advisable to suspend use of a prospectus included in a registration statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, provided, however, that Company may exercise its right to suspend the use of a prospectus included in an effective registration statement pursuant to this Section 15(c) or to delay filing a registration statement pursuant to Section 10(b)(iii) for an aggregate period not to exceed one hundred and five (105) days in any 12-month period.

          16. TERMINATION

          (a) All of the Company's obligations to register Registrable Shares under this Agreement shall terminate on the date on which no Holder holds any Registrable Shares.

          (b) Sections 17 and 19 shall terminate immediately upon the earliest of (i) the sale by a Holder of any shares of the Company's voting equity securities other than (A) a sale to an Affiliate of such Holder or (B) a sale required to reduce the Investor's beneficial ownership of the Company's voting equity securities below 20% of the voting equity securities of the Company then outstanding, (ii) the receipt by the Company of a written request, on or prior to the date that is two (2) years after the date of this Agreement, from a Holder that the Company file a registration statement (including a shelf registration statement pursuant to Rule 415 of the Securities Act) for a public offering of Registrable Shares pursuant to Section 10, (iii) termination or expiration of the Research Collaboration and License Agreement or (iv) a Company Sale.

          17. SUBSCRIPTION RIGHTS.

          (a) In the event that the Company proposes, from time to time, to sell or issue any New Securities for cash (a "Cash Offering") or for non-cash consideration (a "Non-Cash Offering," and each of the Cash Offering and Non-Cash Offering, an "Offering"), the Company shall, subject to Section 17(k) below, grant to the Investor the right to purchase a number of securities of the same type as the New Securities (except that securities purchased by the Investor in connection with an Offering involving a public offering shall be registered under the Securities Act only to the extent permitted by applicable law) such that the percentage of each of the total outstanding voting and non-voting equity securities of the Company held by the Investor after giving effect to the issuance of the New Securities and the issuance and purchase by the Investor of such securities pursuant to this Section 17 shall equal the percentage of each of the total outstanding voting and non-voting equity securities of the Company held by the Investor (the "Investor's Ownership Percentage") immediately prior to the Offering (the "Offered Securities"); provided, however that for purposes of determining the Investor's Ownership Percentage immediately prior to the Offering, the Investor shall be deemed to have acquired all Offered Securities or Unpurchased Securities (as defined below) which remain available for purchase pursuant to this Section 17.

          (b) "New Securities" shall mean any equity securities of the Company, whether now authorized or not, including any equity securities issued pursuant to rights, options, or warrants to purchase said equity securities, and securities of any type whatsoever that are, or may become, convertible into said equity securities; provided, that "New Securities" does not include (i) securities issued in connection with any stock split or stock dividend by the Company, (ii) securities issued or issuable to employees, consultants or directors of the Company pursuant to any stock purchase plan, stock option plan, stock incentive plan or other employee stock bonus or equity incentive arrangement of the Company (including shares issued or issuable upon exercise of options already granted) (the "Employee Shares") or (iii) securities issued by the Company as consideration for the acquisition of a majority or more of the outstanding shares of capital stock or all or substantially all of the assets of any entity (including by merger, reorganization or otherwise) (any such transaction, an "M & A Transaction").

          (c) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange any New Securities in an Offering unless the Company shall deliver to the Investor a written notice of any proposed or intended issuance, sale or exchange of New Securities (the "Offer"), which Offer shall (i) identify and describe the New Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the New Securities to be issued, sold or exchanged, (iii) identify the persons or entities, if known, to which or with which the New Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to the Investor the Offered Securities at the Market Price (as defined below). The Investor shall have the right, (i) in the case of a Cash Offering, for a period of thirty (30) days following delivery of the Offer or (ii) in the case of a Non-Cash Offering, for a period of thirty (30) days following the later of (x) delivery of the Offer and (y) the date that the Market Price is determined in accordance with Section 17(d), to elect to purchase or acquire, at the Market Price, all or part of the Offered Securities described above (each such 30-day period, as applicable, the "Offer Period"). The Offer by its terms shall remain open and irrevocable for the Offer Period.

          (d) "Market Price" shall mean for purposes of this Section 17, (i) in the case of a Cash Offering, the purchase price per share to be paid by the purchaser of New Securities in the Cash Offering; provided, however, that in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company which affects or relates to the Common Stock, the Market Price shall be adjusted proportionately and (ii) in the case of a Non-Cash Offering, (A) the average of the last reported sales prices for the Common Stock as of the end of regular trading hours as reported on the NASDAQ National Market, the NASDAQ Small Cap Market or any other national securities exchange or nationally recognized trading system on which the Common Stock is then listed or approved for quotation, for the twenty consecutive trading day period ending on the earlier of (x) the last trading day prior to public announcement of the Non-Cash Offering and (y) the closing of the Non-Cash Offering, (B) if the Common Stock is not listed or approved for quotation on the NASDAQ National Market, the NASDAQ Small Cap Market or any other national securities exchange or nationally recognized trading system during such twenty-day period, the average of the last reported sales prices for the Common Stock as of the end of regular trading hours as reported on the Over-The-Counter Bulletin Board, Bulletin Board Exchange or the Pink Sheets' Electronic Quotation Service (and if there are no reported sales prices for the Common Stock, the volume-weighted arithmetic average of the last reported bid and asked prices as of the end of regular trading hours) for such twenty-day period, (C) if the Common Stock is not traded or quoted during such twenty-day period, the fair market value per share as mutually determined by the Investor and the Company or, if the Investor and the Company are unable to mutually agree within five (5) Business Days of delivery of the Offer, as determined by an Independent Appraiser, jointly appointed by the parties (the expenses of which will be paid by the Investor); provided, however, that in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company during such twenty-day period which affects or relates to the Common Stock, the Market Price shall be adjusted proportionately or (D) if the Offer relates to securities other than Common Stock, the fair market value per share as mutually determined by the Investor and the Company or, if the Investor and the Company are unable to mutually agree within five (5) Business Days of delivery of the Offer to the Investor, as determined by an Independent Appraiser, jointly appointed by the parties (the expenses of which will be paid by the Investor).

          (e) To accept an Offer, in whole or in part, the Investor must deliver a written notice (the "Notice of Acceptance") to the Company prior to the end of the Offer Period, setting forth the portion of the Offered Securities that the Investor elects to purchase.

          (f) The Company shall have ninety (90) days from the expiration of the Offer Period to issue, sell or exchange all or any part of such New Securities, but only to the offerees or purchasers (if identified) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are described in the Offer.

          (g) In the event the Company shall propose to sell less than all the New Securities described in the Offer (any such sale to be in the manner and on the terms specified in Section 17(f) above), then the number of Offered Securities shall be reduced proportionately and thereafter the Investor shall be permitted to amend, in its sole discretion, the amount specified in its Notice of Acceptance. The Company may not issue, sell or exchange more than the reduced number or amount of the New Securities unless and until such securities have again been offered to the Investor in accordance with Section 17(c) above.

          (h) Upon the later of (i) seven (7) Business Days after receipt of any required regulatory approval, (ii)seven (7) Business Days following delivery of the Notice of Acceptance by the Investor to the Company and (iii) the closing of the issuance, sale or exchange of all or less than all of the New Securities (such date in clause (iii), the "First Closing Date"), the Investor shall acquire from the Company, and the Company shall issue to the Investor, the number or amount of Offered Securities specified in the Notice of Acceptance, as amended pursuant to Section 17(g) above, upon the terms and conditions specified in the Offer.

          (i) To the extent that the Investor does not purchase all of the Offered Securities pursuant to an Offer (such unpurchased Offered Securities, the "Unpurchased Securities"), the Investor may, at any time after the 160th day following the First Closing Date until the later of (x) the 170th day following the First Closing Date and (y) the date that the Second Market Price is determined in accordance with Section 17(j) or, in each case, the next Business Day thereafter if such date is not a Business Day, deliver to the Company a notice of its intention (the "Second Closing Notice") to purchase all or part of the Unpurchased Securities (as adjusted in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company) at the Second Market Price (as defined below) on the date that is the later of (x) seven (7) Business Days after receipt of any required regulatory approval, (y) one hundred eighty (180) days after the First Closing Date or the next Business Day thereafter if such date is not a Business Day and (z) the date that is seven (7) Business Days following delivery of the Second Closing Notice by the Investor to the Company (such date, the "Second Closing Date"). On the Second Closing Date, the Company shall issue to the Investor, the number or amount of Unpurchased Securities specified in the Investor's notice at the Second Market Price. Failure by the Investor to provide the Second

Closing Notice with respect to any Unpurchased Securities in the time period specified above, or failure to purchase any Unpurchased Securities on or prior to the applicable Second Closing Date, shall terminate Investor's rights to purchase such Unpurchased Securities.

          (j) The "Second Market Price" shall be the greater of (A) the Market Price determined in accordance with Section 17(d) above plus 10% of such Market Price and (B) the Unpurchased Securities Price (as defined below) plus 10% of such Unpurchased Securities Price. "Unpurchased Securities Price" shall mean:
(I) in the case of Unpurchased Securities that are Common Stock, (i) the average of the last reported sales prices for the Common Stock as of the end of regular trading hours as reported on the NASDAQ National Market, the NASDAQ Small Cap Market or any other national securities exchange or nationally recognized trading system on which the Common Stock is then listed or approved for quotation, for the twenty consecutive trading day period ending on the last trading day prior to the date that is five (5) Business Days following delivery of the Second Closing Notice by the Investor to the Company, (ii) if the Common Stock is not listed or approved for quotation on the NASDAQ National Market, the NASDAQ Small Cap Market or any other national securities exchange or nationally recognized trading system during such twenty-day period, the average of the last reported sales prices for the Common Stock as of the end of regular trading hours as reported on the Over-The-Counter Bulletin Board, Bulletin Board Exchange or the Pink Sheets' Electronic Quotation Service (and if there are no reported sales prices for the Common Stock, the volume-weighted arithmetic average of the last reported bid and asked prices as of the end of regular trading hours) for such twenty-day period or (iii) if the Common Stock is not traded or quoted during such twenty-day period, the fair market value per share as mutually determined by the Investor and the Company or, if the Investor and the Company are unable to mutually agree within five (5) Business Days of delivery of the Second Closing Notice to the Company, as determined by an Independent Appraiser, jointly appointed by the parties (the expenses of which will be paid by the Investor); provided, however, that in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company during such twenty-day period which affects or relates to the Common Stock, the Second Market Price shall be adjusted proportionately, and (II) in the case of Unpurchased Securities that are not Common Stock, the fair market value per share as mutually determined by the Investor and the Company or, if the Investor and the Company are unable to mutually agree within five (5) Business Days of delivery of the Second Closing Notice to the Company, as determined by an Independent Appraiser, jointly appointed by the parties (the expenses of which will be paid by the Investor).

          (k) In the event that the Company consummates an M & A Transaction, in lieu of the right to purchase the number of Offered Securities determined in accordance with Section 17(a) in connection with the next Cash Offering by the Company occurring after or contemporaneously with the M & A Transaction, the Investor shall have the right, to purchase or acquire, at a purchase price equal to the Market Price, a number of securities of the same type as are to be issued in such Cash Offering such that after giving effect to the issuance of securities in the M & A Transaction and the Cash Offering and the issuance and purchase by the Investor of such securities pursuant to this Section 17, the Investor holds the same percentage of each of the total outstanding voting and non-voting equity securities of the Company held by the Investor immediately prior to such M & A Transaction (the "Post-M & A Offered Securities"). With the exception of Section 17(a), all references to Offered Securities contained in this Section 17 shall be deemed to be references to the Post-M & A Offered Securities for all purposes relating to the offer, sale and closing of any purchase of Post-M & A Offered Securities. Notwithstanding the foregoing, the Investor shall provide the Company with non-binding written notice of its intention to exercise its rights pursuant to this Section 17(k) within seven (7) Business Days of receipt by the Investor of the Offer from the Company with respect to such Cash Offering.

          (l) The obligation of the Company to offer, issue and sell to the Investor any securities, and the purchase by the Investor of any securities pursuant to this Section 17, is subject in all cases to the preparation, execution and delivery by the Company and the Investor of a purchase agreement containing representations and warranties with respect to the Company, the Investor and the securities being purchased that are substantially similar to those contained in the agreement between the Company and the purchaser of New Securities in the Offering, if any, and receipt of any required regulatory approval. The Company and the Investor hereby covenant and agree to execute such a purchase agreement and to assist in the receipt of any required regulatory approval.

          18. STANDSTILL.

          (a) The Investor hereby agrees that, until the later of three (3) years from the date of this Agreement and the date of termination or expiration of the Selection Term (as defined in the Research Collaboration and License Agreement) (the "Standstill Period"), unless the Investor shall have been specifically invited in writing by the Company, neither the Investor nor any of its Affiliates will in any manner, directly or indirectly: (a) effect or seek, offer or propose to effect, or cause or participate in or in any way advise, assist or encourage any other person to effect or seek, offer or propose to effect or participate in, (i) any acquisition of any securities of the Company, other than an acquisition (as a result of open market or private purchases or purchases pursuant to Sections 17 and 19 hereof) that results in the Investor and its Affiliates beneficially owning (as defined in Rule 13d-3 of the Exchange
Act) less than 20% of the total outstanding voting securities of the Company;
(ii) any tender or exchange offer, merger or other business combination involving the Company; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or
(iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company; (b) form, join or in any way participate in a "group" (as defined under the Exchange Act) with respect to any securities of the Company (other than any "group" comprised solely of Affiliates of the Investor); (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company (other than as permitted by the terms of this Agreement, the Stock Purchase Agreement or the Research Collaboration and License Agreement); or (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Notwithstanding the foregoing, it shall not be a violation of the provisions of this Section 18 if the Investor and its Affiliates beneficially own (as defined in Rule 13d-3 of the Exchange
Act) 20% or more of the total outstanding voting securities of the Company as a result of a Reduction in Outstanding Securities (as defined in Section 20 below).

          (b) The restrictions in Section 18(a) shall terminate upon the earliest to occur of: (i) the receipt by the Company, or the public announcement, of a bona fide unsolicited Acquisition Proposal (as defined below) by any Person or group (as defined under the Exchange Act); provided, however, that the restrictions in Section 18(a) shall be reinstated if such bona fide unsolicited Acquisition Proposal is withdrawn or terminated prior to the completion of the transaction contemplated by such Acquisition Proposal; (ii) the commencement of a "going private" transaction subject to Rule 13e-3 under the Exchange Act involving the Company; provided, however, that the restrictions in Section 18(a) shall be reinstated if such "going private" transaction is withdrawn or terminated and is not completed; (iii) any Person or group (as defined under the Exchange Act) other than the Investor or any of its Affiliates becoming the beneficial owner of 20% (in number or voting power) or more of the total outstanding voting securities of the Company; (iv) delivery by the Company of the notice contemplated in Section 18(c); provided, however, that the restrictions in Section 18(a) shall be reinstated if the Company notifies the Investor that the Company no longer expects to enter into a definitive agreement with respect to such transaction contemplated by such Acquisition Proposal; (v) the individuals who on the date hereof constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or nomination for election by the stockholders of the Company was approved by a majority of the directors of the Company then still in office or whose election or nomination for election was previously so approved by the directors in office on the date hereof, other than any director designated by Person or group (as defined under the Exchange Act) that has made or entered into an agreement with respect to an Acquisition Proposal) ceasing for any reason to constitute a majority of the Board of Directors of the Company; (vi) the breach by the Company of Section 18(c); or (vii) the termination of this Agreement. If the restrictions in Section 18(a) are terminated and reinstated as set forth above, they shall again terminate in accordance with this Section 18(b).

          (c) The Company shall notify Investor no later than ten (10) Business Days prior to entering into any definitive agreement with respect to a transaction that is the subject of an Acquisition Proposal.

          (d) Notwithstanding anything to the contrary contained in this Section 18, during the Standstill Period the Investor shall be permitted to make requests to the Board of Directors or the Company to amend or waive any of the limitations set forth in Section 18(a).

          (e) "Acquisition Proposal" means any offer, proposal, indication of interest that relates to (i) any merger, consolidation, recapitalization, restructuring, liquidation, dissolution or other direct or indirect business combination involving the Company or any of its subsidiaries, (ii) the issuance by the Company or any of its subsidiaries of capital stock representing 20% (in number or voting power) or more of the total outstanding voting securities of the Company or any of its subsidiaries to any Person or group (as defined under the Exchange Act), in a transaction or series of related transactions (other than pursuant to customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities or agreements with and between Persons and the Company with respect to any other bona fide issuance of securities by the Company to such Persons for resale within 40 days, including without limitation pursuant to Section 4(2) of the Securities Act or Rule 144A or Regulation S promulgated under the Securities
Act), (iii) any tender or exchange offer that if consummated would result in any Person or group (as defined under the Exchange Act) beneficially owning 20% (in number or voting power) or more of the total outstanding voting securities of the Company or any of its subsidiaries or (iv) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a subsidiary of the Company of assets comprising 20% or more of the assets of the Company and its subsidiaries taken as a whole.

          19. ANNUAL ADJUSTMENT.

          (a) Not later than March 31 of each year, or the next Business Day thereafter if March 31 is not a Business Day, the Company shall deliver to the Investor a written notice (the "Annual Notice"), which Annual Notice shall: (i) advise the Investor as to the total number of voting and non-voting equity securities of the Company then outstanding and the net increase in the total number of Employee Shares outstanding at December 31 of the prior calendar year over the total number of Employee Shares outstanding at January 1 of the prior calendar year (or in the case of March 31, 2006, the net increase in the total number of Employee Shares outstanding at December 31, 2005 over the total number of Employee Shares outstanding at the date of this Agreement) (the "Net Increase in Shares"), (ii) offer to issue and sell to the Investor at the Adjustment Price (as defined below) a number of securities (the "Adjustment Securities") such that the percentage of each of the total outstanding voting and non-voting equity securities of the Company held by the Investor after giving effect to the Net Increase in Shares and the issuance and purchase by the Investor of such securities pursuant to this Section 19 shall equal the Investor's Adjusted Ownership Percentage. The "Investor's Adjusted Ownership Percentage" is the percentage of the Adjusted Outstanding Securities held by the Investor at December 31 of the prior calendar year. The "Adjusted Outstanding Securities" are the total voting and non-voting equity securities outstanding at December 31 of the prior calendar year minus the Net Increase in Shares. For purposes of determining the Investor's Adjusted Ownership Percentage at December 31 of the prior calendar year, the Investor shall be deemed to have acquired all Offered Securities or Unpurchased Securities available for purchase pursuant to Section 17 at December 31 which are purchased subsequent to December 31 or which remain available for purchase at the time the Investor's Adjusted Ownership Percentage is determined.

          (b) The Investor shall have the right, for a period of thirty (30) days following the later of (x) delivery of the Annual Notice and (y) determination of the Adjustment Price, to purchase or acquire, at the Adjustment Price all or part of the Adjustment Securities. The Investor may exercise its right to purchase all or part of the Adjustment Securities by delivering a written notice (the "Annual Election") to the Company prior to the end of such 30-day period, setting forth the number of the Adjustment Securities that the Investor elects to purchase. Not later than ten (10) days after receipt of the Investor's Annual Election, the Company shall issue to the Investor, the number and type of Adjustment Securities specified in the Annual Election. In the event that more than one class of voting or non-voting equity securities is listed on the Annual Notice, the type of Adjustment Securities offered to the Investor shall be in like proportion of such classes to the total outstanding voting and nonvoting equity securities of the Company.

          (c) "Adjustment Price" shall mean, for purposes of this Section 19,
(A) in the case of Adjustment Securities that are Common Stock, (i) the average of the last reported sales prices for the Common Stock as of the end of regular trading hours as reported on the NASDAQ National Market, the NASDAQ Small Cap Market or any other national securities exchange or nationally recognized trading system on which the Common Stock is then listed or approved for quotation, for the twenty consecutive trading day period ending on the last trading day prior to March 31 of the year in question, (ii) if the Common Stock is not listed or approved for quotation on the NASDAQ National Market, the NASDAQ Small Cap Market or any other national securities exchange or nationally recognized trading system during such twenty-day period, the average of the last reported sales prices for the Common Stock as of the end of regular trading hours as reported on the Over-The-Counter Bulletin Board, Bulletin Board Exchange or the Pink Sheets' Electronic Quotation Service (and if there are no reported sales prices for the Common Stock, the volume-weighted arithmetic average of the last reported bid and asked prices as of the end of regular trading hours) for such twenty-day period or (iii) if the Common Stock is not traded or quoted during such twenty-day period, the fair market value per share as mutually determined by the Investor and the Company or, if the Investor and the Company are unable to mutually agree within five (5) Business Days of delivery of the Annual Notice to the Investor, as determined by an Independent Appraiser, jointly appointed by the parties (the expenses of which will be paid by the Investor); provided, however, that in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company during such twenty-day period which affects or relates to the Common Stock, the Adjustment Price shall be adjusted proportionately and (B) in the case of Adjustment Securities that are not Common Stock, the fair market value per share as mutually determined by the Investor and the Company or, if the Investor and the Company are unable to mutually agree within five (5) Business Days of delivery of the Annual Notice to the Investor, as determined by an Independent Appraiser, jointly appointed by the parties (the expenses of which will be paid by the Investor).

          (d) The obligation of the Company to offer, issue and sell to the Investor any securities, and the purchase by the Investor of any securities pursuant to this Section 19, is subject in all cases to the receipt of any required regulatory approval. The Company and the Investor hereby covenant and agree to assist in the receipt of any required regulatory approval.

          20. SHARE REPURCHASES.

          (a) In the event the Investor becomes a beneficial owner of more than 19.9% of the outstanding voting equity securities of the Company as a direct result of any share repurchase, redemption, cancellation or other change in its capital structure reducing the number of outstanding shares of voting equity securities, in each case, that is effected by the Company (any such event, a "Reduction in Outstanding Shares"), the Company shall, upon written request of the Investor received within thirty (30) days of the later of (x) such event and
(y) determination of the Repurchase Price (the "Repurchase Notice"), promptly purchase at the Repurchase Price (as defined below) a sufficient number of shares of voting equity securities from the Investor to reduce the Investor's beneficial ownership of the Company's voting equity securities to 19.9% of the voting equity securities of the Company then outstanding.

          (b) For purposes of this Section 20, "Repurchase Price" shall mean (i) the average of the last reported sales prices for the Common Stock as of the end of regular trading hours as reported on the NASDAQ National Market, the NASDAQ Small Cap Market or any other national securities exchange or nationally recognized trading system on which the Common Stock is then listed or approved for quotation, for the twenty consecutive trading day period ending on the last trading day prior to the date the Investor becomes the beneficial owner of more than 19.9% of the outstanding shares of Common Stock as a result of a Reduction in Outstanding Shares, (ii) if the Common Stock is not listed or approved for quotation on the

NASDAQ National Market, the NASDAQ Small Cap Market or any other national securities exchange or nationally recognized trading system during such twenty-day period, the average of the last reported sales prices for the Common Stock as of the end of regular trading hours as reported on the Over-The-Counter Bulletin Board, Bulletin Board Exchange or the Pink Sheets' Electronic Quotation Service (and if there are no reported sales prices for the Common Stock, the volume-weighted arithmetic average of the last reported bid and asked prices as of the end of regular trading hours) for such twenty-day period or (iii) if the Common Stock is not traded or quoted during such twenty-day period, the fair market value per share as mutually determined by the Investor and the Company or, if the Investor and the Company are unable to mutually agree within five (5) Business Days of delivery of the Repurchase Notice to the Company, as determined by an Independent Appraiser, jointly appointed by the parties (the expenses of which will be paid by the Investor); provided, however, that in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company during such twenty-day period which affects or relates to the Common Stock, the Repurchase Price shall be adjusted proportionately.

          21. MERGERS, CONSOLIDATIONS OR REORGANIZATIONS. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization which is not a Company Sale in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under Sections 17 and 19 of this Agreement and for that purpose references to the Company shall be deemed to be references to the proposed surviving corporation.

          22. NOTICES. All notices, requests, consents and other communications hereunder ("Notices") to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (a) when delivered in person or duly sent by fax showing confirmation of receipt, (b) three (3) Business Days after being duly sent by first class mail postage prepaid (other than in the case of Notices to or from any non-U.S. resident, which Notices must be sent in the manner specified in clause (a) or (c)), or (c) two (2) days after being duly sent by DHL, Federal Express or other recognized express international courier service:

(a) if to the Company, to:

          Alnylam Pharmaceuticals, Inc.
          300 Third Street
          Cambridge, MA 02142

          Attention: Chief Operating Officer

          Fax: (617) 551-8101

     With a copy (which shall not constitute notice) to:

          Wilmer Cutler Pickering Hale and Dorr LLP

          60 State Street
          Boston, Massachusetts 02109
          Attention: Steven D. Singer, Esq.
          Fax: (617) 526-5000

(b) if to the Investor:

          Novartis Pharma AG
          Lichtstrasse 35
          CH-4002 Basel
          Switzerland
          Attention: Joseph E. Mamie
          Fax: 41 61 324 8111

     With a copy (which shall not constitute notice) to:

          Novartis Institutes for BioMedical Research, Inc.
          400 Technology Square
          Cambridge, Massachusetts 02139
          Attention: General Counsel
          Fax: (617) 871-3354

     With a copy (which shall not constitute notice) to:

          Dewey Ballantine LLP
          1301 Avenue of the Americas
          New York, New York 10019
          Attention: Morton A. Pierce, Esq.
          Fax: (212) 259-6333

          23. MISCELLANEOUS.

          (a) This Agreement states the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior agreements, written or oral, between or among them concerning such subject matter.

          (b) This Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Company and the holders of a majority of the Registrable Shares, provided that Sections 17, 18, 19, 20 and 21 may be amended, and compliance thereof may be omitted or waived, only by the written agreement of the Company and the Investor.

          (c) This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

          (d) This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages. This Agreement may be executed by facsimile signature pages.

          (e) Neither this Agreement nor any of the rights, interests or obligations under this Agreement (except as specifically provided in Section 12 of this Agreement) may be assigned or delegated, in whole or in part, by operation of law or otherwise by the Investor or any Holder without the prior written consent of the Company, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

          (f) In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the parties shall be entitled to specific performance of the agreements and obligations hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          (g) This Agreement shall be effective as of the First Closing (as defined in the Purchase Agreement). This Agreement shall terminate and be of no further force or effect in the event that the First Closing shall not have occurred on or prior to March 31, 2006.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                        NOVARTIS PHARMA AG


                                        By: /s/ Joseph E. Mamie
                                            ------------------------------------
                                        Name: Joseph E. Mamie
                                        Title: Head Operational Treasury


                                        By: /s/ Christina Ackermann
                                            ------------------------------------
                                        Name: Christina Ackermann
                                        Title: Head Legal Pharma
                                               General Medicine


                                        ALNYLAM PHARMACEUTICALS, INC.


                                        By: /s/ John Maraganore
                                            ------------------------------------
                                        Name: John Maraganore
                                        Title: President and CEO

                    SIGNATURE PAGE INVESTOR RIGHTS AGREEMENT